UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2013

PLAINS GP HOLDINGS, L.P.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36132 (Commission File Number)	90-1005472 (IRS Employer Identification No.)

333 Clay Street, Suite 1600

Houston, TX 77002

 (Address of principal executive office) (Zip Code)

(713) 646-4100
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment No. 1 to Seventh Amended and Restated Limited Partnership Agreement of Plains AAP, L.P.

On December 31, 2013, Amendment No. 1 (“AAP Amendment No. 1”) to the Seventh Amended and Restated Limited Partnership Agreement of Plains AAP, L.P. (the “AAP LP Agreement”) was executed by its general partner, Plains All American GP LLC (“GP LLC”), to revise the definition of the term “Permitted Transfer” thereunder to allow certain transfers in connection with charitable contribution and estate planning transactions. Specifically, AAP Amendment No. 1 permits the existing owners (the “Existing Owners”) of Class B shares representing limited partnership interests in the Registrant to make distributions of a portion of their Partnership Group Interests (as defined in the AAP LP Agreement) in order to facilitate a bona fide charitable contribution or estate planning transaction, provided such transferred interests are substantially concurrently exchanged for Class A shares representing limited partnership interests in the Registrant. Any such transfer by any Existing Owner requires approval of the board of directors of GP LLC, and such transferred interests will remain subject to the terms of any continuing lock-up arrangements and any trading restrictions under applicable securities laws.

The foregoing description is qualified in its entirety by reference to the full text of AAP Amendment No. 1, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC

On December 31, 2013, PAA GP Holdings LLC, the general partner of the Registrant, executed Amendment No. 1 (“PAA GP Amendment No. 1”) to its Limited Liability Company Agreement (the “PAA GP LLC Agreement”) in order to correct and clarify certain provisions thereof to insure that they accurately reflect the original intent of the parties thereto; specifically, PAA GP Amendment No. 1 (i) corrects an erroneous reference to an affiliate of one of the parties intended to be included as an “Initial Designating Member,” and (ii) corrects the description of the calculation of certain minimum ownership thresholds, including the minimum thresholds required for the continuation of director designation rights, to ensure that the ownership interests of affiliates are properly taken into account.

The foregoing description is qualified in its entirety by reference to the full text of PAA GP Amendment No. 1, which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01.                Other Events.

On December 31, 2013, PAA GP LLC, a subsidiary of the Registrant and the general partner of Plains All American Pipeline, L.P. (“PAA”), amended the Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of PAA by executing Amendment No. 2 thereto (“PAA Amendment No. 2”), a copy of which is filed as Exhibit 3.3 hereto and incorporated herein by reference.

Pursuant to the terms of PAA Amendment No. 2, the amounts payable pursuant to the Incentive Distribution Rights (as defined in the Partnership Agreement) of PAA under the Partnership Agreement shall be adjusted commencing with the payment date of the first PAA quarterly distribution declared and paid after the consummation of the proposed merger of a subsidiary of PAA with and into PAA Natural Gas Storage, L.P. (the “IDR Reduction Date”). PAA Amendment No. 2 provides for the adjustment of the Incentive Distribution Rights as follows: (i) for the quarterly distribution paid on the IDR Reduction Date and the seven quarterly distributions declared and paid following the IDR Reduction Date, any distributions with respect to the Incentive Distribution Rights shall be reduced by $3,000,000 per quarter, (ii) for the four quarterly distributions declared and paid thereafter, any distributions with respect to the Incentive Distribution Rights shall be reduced by $2,500,000 per quarter, and (iii) for any quarterly distributions declared and paid thereafter, such distributions shall be reduced by $1,250,000 per quarter. In no event will the foregoing reductions (i) cause future incentive distributions to be reduced below the amount of incentive distributions paid with respect to the quarter ended September 30, 2013, or (ii) cumulate in the event that (x) any portion of such reductions are not given effect by virtue of the limitation described in the immediately preceding clause (i), or (y) no distributions are made with respect to a quarter.

Item 9.01.                Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
3.1	Amendment No. 1 to Seventh Amended and Restated Limited Partnership Agreement of Plains AAP, L.P., dated as of December 31, 2013.

3.2	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC, dated as of December 31, 2013.

3.3	Amendment No. 2 to Fourth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P., dated as of December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

By: PAA GP Holdings LLC, its general partner

By:	/s/ Richard McGee
	Name:	Richard McGee
	Title:	Executive Vice President

Dated: December 31, 2013

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 1 to Seventh Amended and Restated Limited Partnership Agreement of Plains AAP, L.P., dated as of December 31, 2013.

3.2	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC, dated as of December 31, 2013.

3.3	Amendment No. 2 to Fourth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P., dated as of December 31, 2013.